SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 1, 2002

Hemet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

000-33361

SEC File Number

California	91-2155043

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3715 Sunnyside Drive, Riverside, California	92506

(Address of Principal Executive Offices)	(Zip Code)

(909) 784-5771

(Registrant’s Telephone Number, Including Area Code)

1

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 16

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

a)	On June 27, 2002, Hemet Bancorp (the Company) terminated Arthur Andersen LLP as principal accountants and is currently evaluating alternatives for its principal accountants for the fiscal year ended December 31, 2002. The decision to terminate Arthur Andersen LLP was approved by the Audit Committee of the Company’s Board of Directors.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2001 and the interim period through June 27, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which, if not resolved to their satisfaction, would have caused them to make reference to such matters in connection with their opinion; and there were no reportable events as described in Item 304 (a) (1) (v) of the Securities and Exchange Commission’s Regulation S-K.

The audit report of Arthur Andersen LLP on the Company’s consolidated financial statements as of and for each of the two fiscal years ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company requested that Arthur Andersen LLP furnish the Company with a letter addressed to the Securities and Exchange Commission, stating whether they agree with the above statements. This letter is filed as an Exhibit to this Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

16	Letter of Arthur Andersen LLP dated June 28, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Hemet Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEMET BANCORP

July 1, 2002	By: /s/ JAMES B. JAQUA

James B. Jaqua Chief Executive Officer

2